UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 18, 2011, Neutral Tandem, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Spotlight Advisors, LLC, George Allen and Clinton Group, Inc. on behalf of themselves and their respective affiliated funds, persons and entities (collectively, the “Investor Group”). One or more persons or entities included as part of the Investor Group are stockholders of the Company. On April 18, 2011, the Company issued a press release announcing that it had entered into the Agreement.

The Agreement provides that, among other things, two new independent directors will join the Company’s Board of Directors (the “Board”) following its 2011 annual meeting of shareholders, the Company will convert its existing $50 million stock repurchase program into a “Dutch auction” tender offer within 60 days, and the Company will form a new Board committee responsible for considering key issues regarding the Company’s capital structure and capital allocation. The Agreement also provides that the members of the Investor Group will abide by certain standstill and, together with the Company, nondisparagement obligations through January 26, 2012 or, under certain circumstances, such earlier date as outlined in the Agreement.

The description of the Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference. A copy of the press release issued on April 18, 2011 is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

This report does not constitute an offer to buy or the solicitation of an offer to sell any shares. The full details of the “Dutch auction” tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will become available to shareholders promptly following commencement of the offer. Shareholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Shareholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by the Company with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. When available, shareholders also may obtain a copy of these documents, free of charge, from the Company’s information agent to be appointed in connection with the offer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement among the Company, Spotlight Advisors, LLC, George Allen and Clinton Group, Inc. dated as of April 18, 2011.

99.1	Press release dated April 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

/s/ Robert M. Junkroski
Date: April 19, 2011	Name:	Robert M. Junkroski
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement among the Company, Spotlight Advisors, LLC, George Allen and Clinton Group, Inc. dated as of April 18, 2011.

99.1	Press release dated April 18, 2011.